As filed with the Securities and Exchange Commission on August 13, 2025.

Registration No. 333-289337

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3559	98-1556965
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2710 Lakeview Court

Freemont, CA 94538

(408) 610-3915

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Nancy Krystal

Vice President, General Counsel

Velo3D, Inc.

270 Lakeview Court

Freemont, CA 94538

(408) 610-3915

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas M. Rose Nicole A. Edmonds Troutman Pepper Locke LLP 401 9th Street, N.W., Suite 1000 Washington, D.C. 20004 Tel: (202) 274-2950	David E. Danovitch Angela Gomes Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10019 (202) 274-2950

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Velo3D, Inc. (the “Registrant”) is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-289337) as an exhibits-only filing to include Exhibits 1.1, 5.1 and 23.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, and Item 16 of Part II of the Registration Statement, including the signature page and exhibit index. The prospectus is unchanged and has been omitted.

Item 16. Exhibits and financial statement schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Exhibit Number	Exhibit Title	Form	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement (including the form of Lock-Up Agreement)				X
2.1	Business Combination Agreement, dated as of March 22, 2021, by and among JAWS Spitfire Acquisition Corporation, Spitfire Merger Sub, Inc., and Velo3D, Inc.	8-K	2.1	03/23/2021
2.2	Amendment No. 1 to the Business Combination Agreement, dated July 20, 2021, by and among JAWS Spitfire Acquisition Corporation, Spitfire Merger Sub, Inc., and Velo3D, Inc.	S-4/A	Annex AA	07/20/2021
3.1	Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	10/05/2021
3.2	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	06/09/2023
3.3	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	07/02/2025
3.4	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	07/25/2025
3.5	Second Amended and Restated Bylaws of Velo3D, Inc.	8-K	3.1	12/26/2024
4.1	Specimen Unit Certificate	S-1	4.1	11/27/2020
4.2	Specimen Ordinary Share Certificate	S-1	4.2	11/27/2020
4.3	Specimen Warrant Certificate	S-1	4.3	11/27/2020
4.4	Certificate of Corporate Domestication of JAWS Spitfire Acquisition Corporation	8-K	4.4	10/05/2021
4.5	Warrant Agreement between Continental Stock Transfer & Trust Company and JAWS Spitfire Acquisition Corporation, dated December 7, 2020	8-K	4.1	12/08/2020
4.6	Description of Securities Registered Under Section 12 of the Exchange Act	10-K	4.6	03/23/2023
4.7	Warrant to Purchase Common Stock	8-K	4.1	07/29/2022

Exhibit Number	Exhibit Title	Form	Exhibit	Filing Date	Filed Herewith
4.8	Indenture, dated as of August 14, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee	8-K	4.1	08/15/2023
4.9	First Supplemental Indenture, dated as of August 14, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee	8-K	4.2	08/15/2023
4.10	Form of Note	8-K	4.3	08/15/2023
4.11†	Second Supplemental Indenture by and between the Company and U.S. Bank Trust Company, National Association, as trustee	8-K	4.1	11/29/2023
4.12	Form of Exchange Note	8-K	4.2	11/28/2023
4.13	Form of Warrant	8-K	4.1	11/28/2023
4.14	Form of Placement Agent Warrants	8-K	4.2	11/28/2023
4.15	Form of April 2024 Warrant	8-K	4.1	04/02/2024
4.16	Note Amendment, dated March 31, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	4.2	04/02/2024
4.15	Note Amendment, dated December 27, 2023, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC	8-K	4.3	11/28/2023
4.16	Form of Warrant	8-K	4.1	04/11/2024
4.17	Form of Placement Agent Warrant	8-K	4.2	04/11/2024
4.18	Form of July Warrant	8-K	4.1	07/01/2024
4.19	Third Note Amendment, dated July 1, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	4.2	07/01/2024
4.20	Form of New Warrant	8-K	4.1	08/13/2024
5.1	Opinion of Troutman Pepper Locke LLP				X
10.1	Sponsor Letter Agreement, dated as of March 22, 2021, by and among Spitfire Sponsor LLC, certain other holders set forth on Schedule I thereto, JAWS Spitfire Acquisition and Velo3D, Inc.	8-K	10.2	03/23/2021
10.2	Form of Subscription Agreement	8-K	10.1	03/23/2021
10.3	Amended and Restated Registration Rights Agreement, dated September 29, 2021, by and among the Company, Spitfire Sponsor LLC, and other Holders party thereto	8-K	10.3	10/05/2021

Exhibit Number	Exhibit Title	Form	Exhibit	Filing Date	Filed Herewith
10.4*	2014 Equity Incentive Plan	8-K	10.4	10/05/2021
10.5*	2021 Equity Incentive Plan	8-K	10.5	10/05/2021
10.6	Form of Option Award Agreement	8-K	10.6	10/05/2021
10.7	Form of RSU Award Agreement	8-K	10.7	10/05/2021
10.8	Form of Rollover Option Award Agreement	8-K	10.8	10/05/2021
10.9	Form of Restricted Stock Award Agreement	8-K	10.9	10/05/2021
10.10	Form of Stock Appreciation Right Award Agreement	8-K	10.10	10/05/2021
10.11	Form of Stock Bonus Award Agreement	8-K	10.11	10/05/2021
10.12	Form of Performance Shares Award Agreement	8-K	10.12	10/05/2021
10.13*	2021 Employee Stock Purchase Plan	8-K	10.13	10/05/2021
10.14*	Employment Agreement, dated July 13, 2020, between Velo3D, Inc. and Mr. McCombe	S-4/A	10.10	06/29/2021
10.15*	Addendum to Employment Agreement, dated October 26, 2020, between Velo3D, Inc. and Mr. McCombe	S-4/A	10.11	06/29/2021
10.16*	Employment Agreement, dated September 21, 2020, between Velo3D, Inc. and Ms. Youssef	S-4/A	10.12	06/29/2021
10.17	Form of Director and Officer Indemnification Agreement	8-K	10.18	10/05/2021
10.18	Lease by and between Velo3D, Inc. and Division Street Property II, LLC, dated February 19, 2016	8-K	10.19	10/05/2021
10.19	First Amendment to Lease by and between Velo3D, Inc. and Division Street Property II, LLC, dated April 7, 2021	8-K	10.20	10/05/2021
10.2	Lease by and between Velo3D, Inc. and Colfin 2019-2D Industrial Owner, LLC, dated June 28, 2021	8-K	10.21	10/05/2021
10.21	Sales Agreement, by and between Velo3D and Needham dated February 6, 2023	8-K	1.1	02/06/2023
10.22†	Securities Purchase Agreement, dated as of August 10, 2023, by and among the Company and High Trail Investors ON LLC and HB SPV I Master Sub LLC, as buyers	8-K	10.1	08/15/2023
10.23	Placement Agent Agreement, dated as of August 10, 2023, by and between the Company and Credit Suisse Securities (USA) LLC, as placement agent	8-K	10.2	08/15/2023

Exhibit Number	Exhibit Title	Form	Exhibit	Filing Date	Filed Herewith
10.24†	Security Agreement, dated as of August 14, 2023, by and among the Company, Velo3D US, Inc. and High Trail Investors ON LLC, as collateral agent	8-K	10.3	08/15/2023
10.25	Form of Voting Agreement (included as Exhibit D to the Securities Purchase Agreement filed as Exhibit 10.22)	8-K	10.4	08/15/2023
10.26*	Form of Change in Control Agreement	8-K	10.1	10/02/2023
10.27†	Securities Exchange Agreement, dated November 27, 2023, by and among the Company, High Trail Investors ON LLC and HB SPV I Master Sub LLC	8-K	10.1	11/28/2023
10.28†	Amendment to Securities Purchase Agreement, dated November 27, 2023, by and among the Company, High Trail Investors ON LLC and HB SPV I Master Sub LLC	8-K	10.2	11/28/2023
10.29	Form of Voting Agreement (included as Exhibit D to the Securities Exchange Agreement filed as Exhibit 10.27)	8-K	10.3	11/28/2023
10.30†	Amendment to Security Agreement, dated as of November 28, 2023, by and among the Company, Velo3D US, Inc. and High Trail Investors ON LLC, as collateral agent	8-K	10.4	11/28/2023
10.31*	Separation Agreement, dated December 15, 2023, by and between Velo3D, Inc. and Benyamin Buller	8-K	10.1	12/15/2023
10.32	Form of Securities Purchase Agreement, dated December 27, 2023, between Velo3D, Inc. and the Purchasers	8-K	10.1	12/28/2023
10.33	Placement Agency Agreement, dated December 27, 2023, by and between the Company and A.G.P./Alliance Global Partners	8-K	10.2	12/28/2023
10.34*	Offer Letter, dated November 10, 2022, between Velo3D, Inc. and Mr. Kreger	10-K	10.34	04/03/2024

Exhibit Number	Exhibit Title	Form	Exhibit	Filing Date	Filed Herewith
10.35*	Employment Agreement, dated December 3, 2020, between Velo3D, Inc. and Mr. Chung	10-K	10.35	04/03/2024
10.36	Letter Agreement, dated March 31, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	10.1	04/02/2024
10.37	Form of Securities Purchase Agreement	8-K	10.1	04/11/2024
10.38	Placement Agency Agreement, dated April 10, 2024, by and between the Company and A.G.P./Alliance Global Partners.	8-K	10.2	04/11/2024
10.39	Letter Agreement, dated July 1, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	10.1	07/01/2024
10.40	Form of Warrant Inducement Agreement by and between Velo 3D, Inc. and Holder(s)	8-K	10.1	08/13/2024
10.41	License and Support Services Agreement, effective September 12, 2024, by and among Space Exploration Technologies Corp., Velo3D, Inc. and Velo3D US, Inc.	8-K	10.1	09/13/2024
10.42	Limited Consent dated September 12, 2024 by and between Velo3D, Inc., Note Holders, and U.S. Bank Trust Company, National Association	8-K	10.2	09/13/2024
10.43	Forbearance Agreement, dated as of December 9, 2024, by and among Velo3D, Inc., Velo3d US, Inc., High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	10.1	12/11/2024
10.44	Exchange Agreement, dated as of December 24, 2024, by and between Velo3D, Inc. and Arrayed Notes Acquisition Corp.	8-K	10.1	12/26/2024
10.45	Senior Secured Convertible Promissory Note, dated as of January 7, 2025	8-K	10.1	01/10/2025
10.46	Secured Guaranty, dated as of January 7, 2025, by Velo3D US, Inc. in favor of Thieneman Properties, LLC	8-K	10.2	01/10/2025
10.47*	Offer Letter, dated as of January 8, 2025, by and between Velo3D, Inc. and Arun Jeldi	8-K	10.3	01/10/2025

Exhibit Number	Exhibit Title	Form	Exhibit	Filing Date	Filed Herewith
10.48	Form of Exchange Agreement for the Highbridge Holders and the Anson Holders	8-K	10.1	02/24/2025
10.49	Form of Exchange Agreement for the High Trail Holders	8-K	10.2	02/24/2025
10.50	Form of Lock-Up Agreement	8-K	10.3	02/24/2025
16.1	Letter from PricewaterhouseCoopers LLP dated November 27, 2024	8-K	16.1	11/27/2024
21.1	List of Subsidiaries	10-K	21.1	04/03/2024
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	S-1	23.1	08/07/2025
23.2	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm	S-1	23.2	08/07/2025
23.3	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on Signature Page)	S-1	24.1	08/07/2025
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document	S-1	101.INS	08/07/2025
101.SCH	Inline XBRL Taxonomy Extension Schema Document	S-1	101.SCH	08/07/2025
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document	S-1	101.CAL	08/07/2025
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document	S-1	101.DEF	08/07/2025
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document	S-1	101.LAB	08/07/2025
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document	S-1	101.PRE	08/07/2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	S-1	104	08/07/2025
107	Filing Fee Table	S-1	107	08/07/2025

† Portions of this exhibit (indicated with markouts) have been redacted in accordance with Item 601(b)(10)(iv).

* Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 13, 2025.

VELO3D, INC.

By:	/s/ Arun Jeldi
Arun Jeldi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arun Jeldi	Chief Executive Officer and Director	August 13, 2025
Arun Jeldi	(Principal Executive Officer)

/s/ Hull Xu	Chief Financial Officer	August 13, 2025
Hull Xu	(Principal Financial and Accounting Officer)

*	Director	August 13, 2025
Jason Lloyd

*	Director	August 13, 2025
Adrian Keppler

*	Director	August 13, 2025
Stefan Krause

*	Director	August 13, 2025
Kenneth Thieneman

*By:	/s/ Hull Xu
Hull Xu
Attorney-in-fact